Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

FEBRUARY 3, 2015

Equity Residential Reports Full Year 2014 Results
2014 Normalized FFO Per Share Increased 11.2%
2015 Normalized FFO Per Share Expected to Increase 7.3%
2015 Common Share Dividend Expected to Increase 10.5%

Chicago, IL - February 3, 2015 - Equity Residential (NYSE: EQR) today reported results for the quarter and year ended December 31, 2014. All per share results are reported as available to common shares on a diluted basis.

“2014 was another exceptional year for Equity Residential in which we delivered year over year growth in Normalized FFO per share of more than 11%, among the best years in our history,” said David J. Neithercut, Equity Residential’s President and CEO.  “Improving labor markets, robust household formation and declining single family home ownership levels will keep demand for rental housing high and produce above trend growth for many years to come.”

Fourth Quarter 2014
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the fourth quarter of 2014 was $0.87 per share compared to $0.67 per share in the fourth quarter of 2013. The difference is due primarily to higher prepayment penalties incurred in the fourth quarter of 2013 and the items described below.

For the fourth quarter of 2014, the company reported Normalized FFO of $0.86 per share compared to $0.77 per share in the same period of 2013. The following items impacted Normalized FFO per share in the quarter:

•	a positive impact of approximately $0.07 per share from higher same store net operating income (NOI) and approximately $0.02 per share from NOI from non-same store properties currently in lease-up;

•	a positive impact of approximately $0.01 per share from lower G&A expenses; and

•	a negative impact of approximately $0.01 per share due to dilution from the timing of the company’s 2014 transaction activity.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6 and 28 of this release and the company has included guidance for Normalized FFO on page 27 and FFO on page 28 of this release.

For the fourth quarter of 2014, the company reported earnings of $0.59 per share compared to $0.30 per share in the fourth quarter of 2013. The difference is due primarily to higher gains on property sales in the fourth quarter of 2014, higher prepayment penalties incurred in the fourth quarter of 2013 and the items described above.

Year Ended December 31, 2014
FFO for the year ended December 31, 2014 was $3.15 per share compared to $2.35 per share in the same period of 2013. The difference is due primarily to higher acquisition expenses and prepayment penalties incurred during 2013 and improved operations during 2014.

For the year ended December 31, 2014, the company reported Normalized FFO of $3.17 per share compared to $2.85 per share in the same period of 2013.

For the year ended December 31, 2014, the company reported earnings of $1.73 per share compared to $5.16 per share in the same period of 2013. The difference is due primarily to higher gains on property sales during 2013, partially offset by higher depreciation expense, acquisition expenses and prepayment penalties incurred during 2013 and improved operations during 2014.

Same Store Results
The company’s same store results for all periods include the stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the company.

On a same store fourth quarter to fourth quarter comparison, which includes 98,421 apartment units, revenues increased 4.9%, expenses increased 2.2% and NOI increased 6.3%.

On a same store year to year comparison, which includes 97,911 apartment units, revenues increased 4.3%, expenses increased 1.8% and NOI increased 5.6%.

Investment Activity
The company acquired two properties during the fourth quarter, both in Seattle, with a total of 273 apartment units for an aggregate purchase price of approximately $94.2 million at a weighted average capitalization (cap) rate of 4.8%. Also during the quarter, the company acquired its joint venture partner’s 95% interest in Parc on Powell, a 176-unit apartment property currently under development in Emeryville, a suburb of San Francisco, for a stabilized value of $87.5 million. The company acquired its original 5% interest in the property as part of the Archstone acquisition. The project is expected to stabilize in the second year of full ownership at a 4.8% yield on cost.

During the fourth quarter, the company sold six consolidated apartment properties, consisting of 1,775 apartment units, for an aggregate sale price of approximately $269.9 million at a weighted average cap rate of 5.9%. These sales generated an unlevered internal rate of return (IRR), inclusive of management costs, of 6.5%. Also during the quarter, the company sold for approximately $62.5 million an unconsolidated 388-unit apartment property located in Phoenix, in which it had an 85% interest acquired as part of the Archstone transaction. In addition, the company sold a land parcel located in Los Angeles for a sale price of $32.1 million during the quarter.

During 2014, the company acquired six properties, consisting of 1,353 apartment units, for an aggregate purchase price of approximately $469.8 million and a weighted average cap rate of

4.9%. In addition, the company acquired two land parcels for an aggregate purchase price of approximately $28.8 million as well as the Parc on Powell transaction described above.

During 2014, the company sold 10 consolidated apartment properties, consisting of 3,092 apartment units, for an aggregate sale price of approximately $467.0 million at a weighted average cap rate of 6.1%. These sales generated an unlevered IRR, inclusive of management costs, of 8.9%. The company also sold three land parcels for an aggregate sale price of $62.6 million during 2014. In addition, the company sold the unconsolidated asset in Phoenix described above.

Revised Executive Compensation Program
In response to input from its shareholders, the company has revised its executive compensation program beginning in 2015. The long term incentive portion of the revised program will be performance based and determined by the company’s absolute and relative total shareholder return over the three year performance period ending December 31, 2017.  Accounting rules require the company to expense in 2015 a portion of both the previous program’s time based equity grants for service in 2014 and the performance based grants issued under the revised plan creating a duplicative charge of approximately $11.0 million. This charge will not be included in the company’s Normalized FFO in 2015.

First Quarter 2015 Guidance
The company has established a Normalized FFO guidance range of $0.77 to $0.81 per share for the first quarter of 2015. The difference between the company’s fourth quarter 2014 Normalized FFO of $0.86 per share and the midpoint of the first quarter 2015 guidance range of $0.79 per share is due primarily to:

•	a negative impact of approximately $0.05 per share from lower NOI primarily as a result of higher operating expenses in the first quarter of 2015; and

•	a negative impact of approximately $0.02 per share from other items.

Full Year 2015 Guidance
The company has established a Normalized FFO guidance range of $3.35 to $3.45 per share for the full year 2015. The assumptions underlying this guidance can be found on page 27 of this release. The difference between the company’s full-year 2014 Normalized FFO of $3.17 per share and the midpoint of the full year 2015 guidance range of $3.40 per share is primarily due to:

•	a positive impact of approximately $0.21 per share from higher NOI from same store properties;

•	a positive impact of approximately $0.05 per share from non-same store properties, including properties in lease-up;

•	a negative impact of approximately $0.04 per share from the timing of the company’s 2014 and 2015 transaction activity;

•	a positive impact of approximately $0.03 per share from lower interest expense; and

•	a negative impact of approximately $0.02 per share from other items.

2015 Common Share Dividend
As previously announced, the company’s dividend policy is to pay 65% of the midpoint of the range of Normalized FFO guidance customarily provided as part of the company’s fourth quarter earnings release.  Based on the guidance above, the company expects to pay four quarterly dividends of $0.5525 per share for an annual dividend of $2.21 per share in 2015, which represents a 10.5% increase over the 2014 dividend. All future dividends remain subject to the discretion of the company’s Board of Trustees.

First Quarter 2015 Earnings and Conference Call
Equity Residential expects to announce first quarter 2015 results on Tuesday, April 28, 2015 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, April 29, 2015.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 391 properties consisting of 109,225 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Wednesday, February 4, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2014	2013	2014	2013
REVENUES
Rental income	$2,605,311	$2,378,004	$662,819	$636,835
Fee and asset management	9,437	9,698	1,841	2,299
Total revenues	2,614,748	2,387,702	664,660	639,134

EXPENSES
Property and maintenance	473,098	449,427	112,011	118,641
Real estate taxes and insurance	325,401	293,999	79,684	76,246
Property management	79,636	84,342	18,556	20,947
Fee and asset management	5,429	6,460	1,136	1,721
Depreciation	758,861	978,973	193,089	182,740
General and administrative	50,948	62,179	9,652	15,162
Total expenses	1,693,373	1,875,380	414,128	415,457

Operating income	921,375	512,322	250,532	223,677

Interest and other income	4,462	5,283	1,249	3,516
Other expenses	(9,073)	(29,630)	(1,894)	(1,886)
Interest:
Expense incurred, net	(457,191)	(586,854)	(109,967)	(149,402)
Amortization of deferred financing costs	(11,088)	(22,197)	(2,534)	(6,561)
Income (loss) before income and other taxes, (loss) income from investments in unconsolidated entities, net gain on sales of real estate properties and land parcels and discontinued operations	448,485	(121,076)	137,386	69,344
Income and other tax (expense) benefit	(1,394)	(1,169)	(248)	156
(Loss) income from investments in unconsolidated entities	(7,952)	(58,156)	2,249	(407)
Net gain on sales of real estate properties	212,685	—	84,141	—
Net gain on sales of land parcels	5,277	12,227	3,431	48
Income (loss) from continuing operations	657,101	(168,174)	226,959	69,141
Discontinued operations, net	1,582	2,073,527	82	46,729
Net income	658,683	1,905,353	227,041	115,870
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(24,831)	(75,278)	(8,558)	(4,331)
Partially Owned Properties	(2,544)	538	(744)	(563)
Net income attributable to controlling interests	631,308	1,830,613	217,739	110,976
Preferred distributions	(4,145)	(4,145)	(1,036)	(1,036)
Net income available to Common Shares	$627,163	$1,826,468	$216,703	$109,940

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$1.73	$(0.47)	$0.60	$0.18
Net income available to Common Shares	$1.74	$5.16	$0.60	$0.31
Weighted average Common Shares outstanding	361,181	354,305	362,018	359,919

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$1.72	$(0.47)	$0.59	$0.18
Net income available to Common Shares	$1.73	$5.16	$0.59	$0.30
Weighted average Common Shares outstanding	377,735	354,305	378,886	375,860

Distributions declared per Common Share outstanding	$2.00	$1.85	$0.50	$0.65

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2014	2013	2014	2013
Net income	$658,683	$1,905,353	$227,041	$115,870
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(2,544)	538	(744)	(563)
Preferred distributions	(4,145)	(4,145)	(1,036)	(1,036)
Net income available to Common Shares and Units	651,994	1,901,746	225,261	114,271

Adjustments:
Depreciation	758,861	978,973	193,089	182,740
Depreciation – Non-real estate additions	(4,643)	(4,806)	(1,158)	(1,180)
Depreciation – Partially Owned Properties	(4,285)	(6,499)	(1,074)	(1,094)
Depreciation – Unconsolidated Properties	6,754	3,661	1,572	1,330
Net (gain) loss on sales of unconsolidated entities – operating assets	(4,902)	(7)	(4,902)	9
Net (gain) on sales of real estate properties	(212,685)	—	(84,141)	—
Discontinued operations:
Depreciation	—	34,380	—	516
Net (gain) loss on sales of discontinued operations	(179)	(2,036,505)	44	(45,928)
Net incremental gain on sales of condominium units	—	8	—	1
Gain on sale of Equity Corporate Housing (ECH)	—	1,470	—	761
FFO available to Common Shares and Units (1) (3) (4)	1,190,915	872,421	328,691	251,426

Adjustments (see page 26 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	8,248	79,365	(466)	671
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	(1,110)	121,730	(1,623)	42,910
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(1,866)	(17,908)	37	(4,183)
Other miscellaneous non-comparable items	259	1,465	(932)	(1,896)
Normalized FFO available to Common Shares and Units (2) (3) (4)	$1,196,446	$1,057,073	$325,707	$288,928

FFO (1) (3)	$1,195,060	$876,566	$329,727	$252,462
Preferred distributions	(4,145)	(4,145)	(1,036)	(1,036)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$1,190,915	$872,421	$328,691	$251,426
FFO per share and Unit - basic	$3.18	$2.37	$0.87	$0.67
FFO per share and Unit - diluted	$3.15	$2.35	$0.87	$0.67

Normalized FFO (2) (3)	$1,200,591	$1,061,218	$326,743	$289,964
Preferred distributions	(4,145)	(4,145)	(1,036)	(1,036)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$1,196,446	$1,057,073	$325,707	$288,928
Normalized FFO per share and Unit - basic	$3.19	$2.87	$0.87	$0.77
Normalized FFO per share and Unit - diluted	$3.17	$2.85	$0.86	$0.77

Weighted average Common Shares and Units outstanding - basic	374,899	368,038	375,711	373,643
Weighted average Common Shares and Units outstanding - diluted	377,735	370,478	378,886	375,860

Note:
See page 26 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Investment in real estate
Land	$6,295,404	$6,192,512
Depreciable property	19,851,504	19,226,047
Projects under development	1,343,919	988,867
Land held for development	184,556	393,522
Investment in real estate	27,675,383	26,800,948
Accumulated depreciation	(5,432,805)	(4,807,709)
Investment in real estate, net	22,242,578	21,993,239
Cash and cash equivalents	40,080	53,534
Investments in unconsolidated entities	105,434	178,526
Deposits – restricted	72,303	103,567
Escrow deposits – mortgage	48,085	42,636
Deferred financing costs, net	58,380	58,486
Other assets	383,754	404,557
Total assets	$22,950,614	$22,834,545

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$5,086,515	$5,174,166
Notes, net	5,425,346	5,477,088
Lines of credit	333,000	115,000
Accounts payable and accrued expenses	153,590	118,791
Accrued interest payable	89,540	78,309
Other liabilities	389,915	347,748
Security deposits	75,633	71,592
Distributions payable	188,566	243,511
Total liabilities	11,742,105	11,626,205

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	500,733	363,144
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 362,855,454 shares issued and outstanding as of December 31, 2014 and 360,479,260 shares issued and outstanding as of December 31, 2013	3,629	3,605
Paid in capital	8,536,340	8,561,500
Retained earnings	1,950,639	2,047,258
Accumulated other comprehensive (loss)	(172,152)	(155,162)
Total shareholders’ equity	10,368,456	10,507,201
Noncontrolling Interests:
Operating Partnership	214,411	211,412
Partially Owned Properties	124,909	126,583
Total Noncontrolling Interests	339,320	337,995
Total equity	10,707,776	10,845,196
Total liabilities and equity	$22,950,614	$22,834,545

Equity Residential
Portfolio Summary
As of December 31, 2014

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	57	18,652	17.5%	$2,196
New York	38	10,330	16.3%	3,863
San Francisco	51	13,208	14.3%	2,403
Los Angeles	61	13,403	13.0%	2,208
Boston	34	7,816	10.1%	2,889
South Florida	35	11,434	7.4%	1,629
Seattle	43	8,542	7.2%	1,896
Denver	19	6,935	4.7%	1,438
San Diego	13	3,505	3.1%	1,982
Orange County, CA	11	3,490	2.9%	1,790
Subtotal – Core	362	97,315	96.5%	2,291

Non-Core:
Inland Empire, CA	10	3,081	2.1%	1,570
Orlando	3	827	0.4%	1,218
All Other Markets	14	2,969	1.0%	1,178
Subtotal – Non-Core	27	6,877	3.5%	1,357
Total	389	104,192	100.0%	2,229

Military Housing	2	5,033	—	—

Grand Total	391	109,225	100.0%	$2,229

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2015 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

4th Quarter 2014 Earnings Release	8

Equity Residential

Portfolio as of December 31, 2014

		Properties	Apartment Units
Wholly Owned Properties		364	98,287
Master-Leased Properties - Consolidated		3	853
Partially Owned Properties - Consolidated		19	3,771
Partially Owned Properties - Unconsolidated		3	1,281
Military Housing		2	5,033

		391	109,225

Portfolio Rollforward Q4 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
9/30/2014	396	111,087
Acquisitions:
Consolidated:
Rental Properties - Stabilized	2	273	$94,240	4.8%
Dispositions:
Consolidated:
Rental Properties	(6)	(1,775)	$(269,868)	5.9%
Land Parcel (one)	—	—	$(32,100)
Unconsolidated:
Rental Properties (1)	(1)	(388)	$(62,500)	5.6%
Configuration Changes	—	28

12/31/2014	391	109,225

Portfolio Rollforward 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
12/31/2013	390	109,855
Acquisitions:
Consolidated:
Rental Properties - Stabilized	4	1,011	$363,240	4.8%
Rental Properties - Not Stabilized (2)	2	342	$106,610	5.4%
Land Parcels (two)	—	—	$28,790
Dispositions:
Consolidated:
Rental Properties	(10)	(3,092)	$(466,968)	6.1%
Land Parcels (three)	—	—	$(62,602)
Unconsolidated:
Rental Properties (1)	(1)	(388)	$(62,500)	5.6%
Completed Developments - Consolidated	6	1,542
Configuration Changes	—	(45)

12/31/2014	391	109,225

(1)			The Company owned an 85% interest in this unconsolidated rental property. Sale price listed is the gross sale price.
(2)
The Company acquired two properties in the second quarter of 2014, one that had just completed lease up and the other which was still in lease up, both of which are expected to stabilize in their second year of ownership at a 6.4% yield on cost and a 4.9% yield on cost, respectively.

4th Quarter 2014 Earnings Release	9

	Equity Residential

	Fourth Quarter 2014 vs. Fourth Quarter 2013
	Same Store Results/Statistics for 98,421 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	Q4 2014	$632,740	$203,787	$428,953	$2,233	96.0%	12.4%
	Q4 2013	$603,015	$199,463	$403,552	$2,143	95.4%	12.2%

	Change	$29,725	$4,324	$25,401	$90	0.6%	0.2%

	Change	4.9%	2.2%	6.3%	4.2%

	Fourth Quarter 2014 vs. Third Quarter 2014
	Same Store Results/Statistics for 99,726 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	Q4 2014	$641,086	$206,421	$434,665	$2,233	96.0%	12.4%
	Q3 2014	$638,016	$212,764	$425,252	$2,221	96.1%	17.2%

	Change	$3,070	$(6,343)	$9,413	$12	(0.1%)	(4.8%)

	Change	0.5%	(3.0%)	2.2%	0.5%

	2014 vs. 2013
	Same Store Results/Statistics for 97,911 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	2014	$2,475,933	$830,697	$1,645,236	$2,202	95.8%	55.0%
	2013	$2,374,350	$815,865	$1,558,485	$2,119	95.4%	55.5%

	Change	$101,583	$14,832	$86,751	$83	0.4%	(0.5%)

	Change	4.3%	1.8%	5.6%	3.9%

Note: Same store results/statistics include the stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 28 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

4th Quarter 2014 Earnings Release	10

Equity Residential
Fourth Quarter 2014 vs. Fourth Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q4 2014 % of Actual NOI	Q4 2014 Average Rental Rate (1)	Q4 2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,741	18.0%	$2,219	95.3%	(0.1%)	5.2%	(2.4%)	(0.4%)	0.3%
New York	10,330	17.1%	3,850	96.8%	4.3%	3.5%	4.8%	3.4%	0.8%
San Francisco	12,764	14.5%	2,387	96.8%	10.2%	(1.0%)	15.7%	8.5%	1.4%
Los Angeles	11,104	10.7%	2,152	96.1%	5.8%	0.6%	8.5%	4.8%	0.8%
Boston	7,722	10.5%	2,890	96.4%	3.7%	3.2%	3.9%	3.0%	0.6%
South Florida	10,537	7.4%	1,613	95.6%	5.9%	(1.7%)	10.4%	5.6%	0.3%
Seattle	7,752	6.7%	1,882	95.5%	7.7%	5.1%	8.9%	6.8%	0.8%
Denver	6,935	4.9%	1,444	95.8%	9.4%	1.0%	12.7%	8.7%	0.5%
San Diego	3,505	3.3%	1,990	96.5%	4.6%	(0.4%)	7.0%	3.9%	0.8%
Orange County, CA	3,490	3.1%	1,804	96.6%	5.3%	0.5%	7.2%	4.3%	0.8%
Subtotal – Core	91,880	96.2%	2,295	96.1%	5.0%	2.1%	6.4%	4.2%	0.7%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,576	95.4%	3.4%	(1.9%)	6.0%	3.9%	(0.4%)
Orlando	827	0.4%	1,225	95.9%	3.8%	10.4%	(0.2%)	1.7%	2.0%
All Other Markets	2,633	1.1%	1,141	96.0%	4.1%	6.3%	2.4%	3.6%	0.4%
Subtotal – Non-Core	6,541	3.8%	1,356	95.7%	3.7%	2.8%	4.2%	3.4%	0.2%

Total	98,421	100.0%	$2,233	96.0%	4.9%	2.2%	6.3%	4.2%	0.6%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

4th Quarter 2014 Earnings Release	11

Equity Residential
Fourth Quarter 2014 vs. Third Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q4 2014 % of Actual NOI	Q4 2014 Average Rental Rate (1)	Q4 2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,130	18.1%	$2,209	95.4%	(1.7%)	(4.7%)	(0.3%)	(1.1%)	(0.5%)
New York	10,330	16.9%	3,850	96.8%	0.2%	0.8%	(0.1%)	0.0%	0.2%
San Francisco	12,764	14.3%	2,387	96.8%	2.3%	(2.7%)	4.5%	1.7%	0.6%
Los Angeles	11,758	11.3%	2,183	96.0%	0.5%	(5.9%)	3.9%	0.6%	(0.1%)
Boston	7,722	10.4%	2,890	96.4%	1.6%	(1.5%)	3.1%	1.4%	0.2%
South Florida	10,665	7.4%	1,614	95.6%	1.1%	(5.0%)	4.6%	1.0%	0.1%
Seattle	7,886	6.7%	1,880	95.5%	0.4%	(1.8%)	1.5%	0.9%	(0.5%)
Denver	6,935	4.9%	1,444	95.8%	1.9%	(7.5%)	5.7%	2.0%	(0.2%)
San Diego	3,505	3.2%	1,990	96.5%	0.5%	(3.6%)	2.4%	0.5%	0.1%
Orange County, CA	3,490	3.1%	1,804	96.6%	1.1%	(5.5%)	3.8%	0.7%	0.3%
Subtotal – Core	93,185	96.3%	2,294	96.1%	0.5%	(3.1%)	2.3%	0.5%	0.0%

Non-Core:
Inland Empire, CA	3,081	2.2%	1,576	95.4%	(0.8%)	(5.8%)	1.7%	(0.1%)	(0.6%)
Orlando	827	0.4%	1,225	95.9%	(0.8%)	1.0%	(2.0%)	(1.0%)	0.2%
All Other Markets	2,633	1.1%	1,141	96.0%	0.6%	4.1%	(2.0%)	0.9%	(0.2%)
Subtotal – Non-Core	6,541	3.7%	1,356	95.7%	(0.3%)	(1.1%)	0.2%	0.1%	(0.4%)

Total	99,726	100.0%	$2,233	96.0%	0.5%	(3.0%)	2.2%	0.5%	(0.1%)

Note: Same store results/statistics include 19,206 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

4th Quarter 2014 Earnings Release	12

Equity Residential
2014 vs. 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		2014 % of Actual NOI	2014 Average Rental Rate (1)	2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,553	18.4%	$2,225	95.2%	(0.5%)	2.2%	(1.8%)	(0.6%)	0.0%
New York	10,330	17.3%	3,826	96.3%	3.9%	3.6%	4.1%	3.5%	0.4%
San Francisco	12,764	14.2%	2,315	96.0%	8.9%	(1.7%)	14.5%	8.1%	0.7%
Los Angeles	11,104	10.7%	2,117	95.7%	4.8%	0.4%	7.3%	4.5%	0.2%
Boston	7,722	10.5%	2,847	96.0%	3.5%	3.1%	3.8%	2.8%	0.7%
South Florida	10,537	7.4%	1,587	95.6%	5.0%	1.2%	7.3%	4.6%	0.3%
Seattle	7,430	6.4%	1,839	95.6%	7.3%	4.3%	8.7%	6.9%	0.3%
Denver	6,935	4.9%	1,395	95.8%	7.8%	0.8%	10.8%	7.7%	0.1%
San Diego	3,505	3.3%	1,963	96.0%	4.4%	2.4%	5.4%	4.0%	0.4%
Orange County, CA	3,490	3.1%	1,777	96.0%	5.0%	0.1%	7.1%	4.7%	0.3%
Subtotal – Core	91,370	96.2%	2,264	95.8%	4.3%	1.8%	5.6%	3.9%	0.4%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,558	95.7%	3.7%	2.4%	4.4%	3.5%	0.3%
Orlando	827	0.4%	1,223	95.0%	1.8%	3.3%	0.8%	2.3%	(0.5%)
All Other Markets	2,633	1.1%	1,124	96.2%	3.5%	2.7%	4.2%	2.5%	1.0%
Subtotal – Non-Core	6,541	3.8%	1,341	95.8%	3.4%	2.7%	3.9%	3.0%	0.4%

Total	97,911	100.0%	$2,202	95.8%	4.3%	1.8%	5.6%	3.9%	0.4%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

4th Quarter 2014 Earnings Release	13

Equity Residential

Fourth Quarter 2014 vs. Fourth Quarter 2013
Same Store Operating Expenses for 98,421 Same Store Apartment Units
$ in thousands
					% of Actual Q4 2014 Operating Expenses

	Actual Q4 2014	Actual Q4 2013	$ Change	% Change

Real estate taxes	$72,118	$68,299	$3,819	5.6%	35.4%
On-site payroll (1)	41,140	42,049	(909)	(2.2%)	20.2%
Utilities (2)	29,757	28,273	1,484	5.2%	14.6%
Repairs and maintenance (3)	24,296	24,001	295	1.2%	11.9%
Property management costs (4)	18,982	19,900	(918)	(4.6%)	9.3%
Insurance	6,111	6,180	(69)	(1.1%)	3.0%
Leasing and advertising	3,059	3,059	—	—	1.5%
Other on-site operating expenses (5)	8,324	7,702	622	8.1%	4.1%

Same store operating expenses	$203,787	$199,463	$4,324	2.2%	100.0%

2014 vs. 2013
Same Store Operating Expenses for 97,911 Same Store Apartment Units
$ in thousands
					% of Actual 2014 Operating Expenses

	Actual 2014	Actual 2013	$ Change	% Change

Real estate taxes	$287,214	$271,888	$15,326	5.6%	34.6%
On-site payroll (1)	174,273	174,589	(316)	(0.2%)	21.0%
Utilities (2)	125,235	119,253	5,982	5.0%	15.1%
Repairs and maintenance (3)	100,496	100,319	177	0.2%	12.1%
Property management costs (4)	74,278	78,354	(4,076)	(5.2%)	8.9%
Insurance	24,354	24,626	(272)	(1.1%)	2.9%
Leasing and advertising	10,802	12,072	(1,270)	(10.5%)	1.3%
Other on-site operating expenses (5)	34,045	34,764	(719)	(2.1%)	4.1%

Same store operating expenses	$830,697	$815,865	$14,832	1.8%	100.0%

Note: Same store operating results include the stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

4th Quarter 2014 Earnings Release	14

Equity Residential

Debt Summary as of December 31, 2014
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$5,086,515	46.9%	4.21%	7.5
Unsecured	5,758,346	53.1%	4.79%	7.7

Total	$10,844,861	100.0%	4.52%	7.6

Fixed Rate Debt:
Secured – Conventional	$4,351,301	40.1%	4.82%	5.9
Unsecured – Public	4,974,154	45.9%	5.45%	8.3

Fixed Rate Debt	9,325,455	86.0%	5.15%	7.2

Floating Rate Debt:
Secured – Conventional	7,985	0.1%	2.08%	19.1
Secured – Tax Exempt	727,229	6.7%	0.66%	16.2
Unsecured – Public (2)	451,192	4.1%	1.15%	4.5
Unsecured – Revolving Credit Facility	333,000	3.1%	0.95%	3.3

Floating Rate Debt	1,519,406	14.0%	0.92%	9.9

Total	$10,844,861	100.0%	4.52%	7.6

(1) Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2014.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

Note: The Company capitalized interest of approximately $52.8 million and $47.3 million during the years ended December 31, 2014 and 2013, respectively. The Company capitalized interest of approximately $14.7 million and $14.4 million during the quarters ended December 31, 2014 and 2013, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of December 31, 2014
(Amounts in thousands)
						Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total	% of Total

2015	$408,420	$—		$408,420	3.8%	6.32%	6.32%
2016	1,192,798	—		1,192,798	11.0%	5.34%	5.34%
2017	1,346,252	456		1,346,708	12.4%	6.16%	6.16%
2018	83,851	430,659	(2)	514,510	4.7%	5.61%	1.72%
2019	806,106	472,363		1,278,469	11.8%	5.48%	3.76%
2020	1,678,020	809		1,678,829	15.5%	5.49%	5.49%
2021	1,194,624	856		1,195,480	11.0%	4.63%	4.63%
2022	228,273	905		229,178	2.1%	3.16%	3.17%
2023	1,331,497	956		1,332,453	12.3%	3.74%	3.74%
2024	2,497	1,011		3,508	0.0%	4.97%	5.14%
2025+	1,022,417	673,977		1,696,394	15.7%	4.97%	3.17%
Premium/(Discount)	30,700	(62,586)		(31,886)	(0.3%)	N/A	N/A

Total	$9,325,455	$1,519,406		$10,844,861	100.0%	5.13%	4.49%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2014.

(2) Includes $333.0 million outstanding on the Company's unsecured revolving credit facility. As of December 31, 2014, there was approximately $2.12 billion available on this facility.

4th Quarter 2014 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of December 31, 2014
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	6.584%	04/13/15		$300,000	$(27)	$299,973
	5.125%	03/15/16		500,000	(63)	499,937
	5.375%	08/01/16		400,000	(294)	399,706
	5.750%	06/15/17		650,000	(1,272)	648,728
	7.125%	10/15/17		150,000	(181)	149,819
	2.375%	07/01/19	(1)	450,000	(405)	449,595
Fair Value Derivative Adjustments			(1)	(450,000)	405	(449,595)
	4.750%	07/15/20		600,000	(2,518)	597,482
	4.625%	12/15/21		1,000,000	(2,635)	997,365
	3.000%	04/15/23		500,000	(3,671)	496,329
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,185)	744,815

				4,990,000	(15,846)	4,974,154
Floating Rate Notes:
		07/01/19	(1)	450,000	(405)	449,595
Fair Value Derivative Adjustments		07/01/19	(1)	1,597	—	1,597

				451,597	(405)	451,192

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(2)(3)	333,000	—	333,000

Total Unsecured Debt				$5,774,597	$(16,251)	$5,758,346

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of December 31, 2014, there was approximately $2.12 billion available on this facility.

4th Quarter 2014 Earnings Release	16

Equity Residential

Selected Unsecured Public Debt Covenants

		December 31, 2014	September 30, 2014

	Total Debt to Adjusted Total Assets (not to exceed 60%)	39.2%	39.7%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	18.4%	18.4%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.38	3.23

	Total Unsecured Assets to Unsecured Debt	336.5%	329.5%
	(must be at least 150%)

Note:	These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios (1)

		December 31, 2014	September 30, 2014

	Total debt to Normalized EBITDA	6.45x	6.67x
	Net debt to Normalized EBITDA	6.40x	6.63x

Note:	See page 25 for the footnote referenced above and the Normalized EBITDA reconciliations.

4th Quarter 2014 Earnings Release	17

Equity Residential

Capital Structure as of December 31, 2014
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$5,086,515	46.9%
Unsecured Debt			5,758,346	53.1%

Total Debt			10,844,861	100.0%	28.5%

Common Shares (includes Restricted Shares)	362,855,454	96.2%
Units (includes OP Units and Restricted Units)	14,298,691	3.8%

Total Shares and Units	377,154,145	100.0%
Common Share Price at December 31, 2014	$71.84
			27,094,754	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			27,144,754	100.0%	71.5%

Total Market Capitalization			$37,989,615		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of December 31, 2014
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

4th Quarter 2014 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	2014	2013	Q4 2014	Q4 2013

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	361,181,497	354,305,373	362,017,851	359,918,500
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,717,844	—	13,692,848	13,724,142
- long-term compensation shares/units	2,836,034	—	3,174,890	2,217,058

Total Common Shares and Units - diluted (1)	377,735,375	354,305,373	378,885,589	375,859,700

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	361,181,497	354,305,373	362,017,851	359,918,500
OP Units - basic	13,717,844	13,733,055	13,692,848	13,724,142

Total Common Shares and OP Units - basic	374,899,341	368,038,428	375,710,699	373,642,642
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,836,034	2,439,738	3,174,890	2,217,058

Total Common Shares and Units - diluted	377,735,375	370,478,166	378,885,589	375,859,700

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	362,855,454	360,479,260
Units (includes OP Units and Restricted Units)	14,298,691	14,180,376

Total Shares and Units	377,154,145	374,659,636

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the year ended December 31, 2013.

4th Quarter 2014 Earnings Release	19

Equity Residential
Partially Owned Entities as of December 31, 2014
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects			Development Projects
	Held for and/or Under Development (4)			Completed, Not Stabilized (5)	Operating

		Operating	Total			Total

Total projects (1)	—	19	19	1	2	3

Total apartment units (1)	—	3,771	3,771	444	837	1,281

Operating information for the year ended 12/31/14 (at 100%):
Operating revenue	$22	$88,157	$88,179	$10,182	$15,160	$25,342
Operating expenses	91	25,674	25,765	3,781	6,818	10,599

Net operating (loss) income	(69)	62,483	62,414	6,401	8,342	14,743
Depreciation	—	21,679	21,679	6,512	5,800	12,312
General and administrative/other	1	116	117	1	209	210

Operating (loss) income	(70)	40,688	40,618	(112)	2,333	2,221
Interest and other income	—	11	11	—	—	—
Other expenses	—	(54)	(54)	—	—	—
Interest:
Expense incurred, net	—	(15,626)	(15,626)	(5,296)	(3,831)	(9,127)
Amortization of deferred financing costs	—	(355)	(355)	—	(2)	(2)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities

	(70)	24,664	24,594	(5,408)	(1,500)	(6,908)
Income and other tax (expense) benefit	—	(36)	(36)	(7)	—	(7)
(Loss) from investments in unconsolidated entities	—	(1,593)	(1,593)	—	—	—
Net (loss) income	$(70)	$23,035	$22,965	$(5,415)	$(1,500)	$(6,915)

Debt - Secured (2):
EQR Ownership (3)	$—	$282,084	$282,084	$19,359	$15,726	$35,085
Noncontrolling Ownership	—	78,395	78,395	77,434	62,902	140,336

Total (at 100%)	$—	$360,479	$360,479	$96,793	$78,628	$175,421

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

(3)	Represents the Company's current equity ownership interest.

(4)	See Consolidated Projects Under Development - Partially Owned on page 21 for further information.

(5)
Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing. See Projects Completed, Not Stabilized - Unconsolidated on page 22 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $74.6 million at December 31, 2014. The ventures are owned 60% by the Company and 40% by AVB.

4th Quarter 2014 Earnings Release	20

	Equity Residential
	Consolidated Development and Lease-Up Projects as of December 31, 2014
	(Amounts in thousands except for project and apartment unit amounts)
	Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date
	Projects Under Development - Wholly Owned:
	Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	$55,037	$45,661	$45,661	$—	86%	—	—	Q1 2015	Q3 2015
	170 Amsterdam (2)	New York, NY	236	110,892	97,372	97,372	—	88%	—	—	Q1 2015	Q1 2016
	Parc on Powell (formerly 1333 Powell) (3)	Emeryville, CA	176	87,500	71,765	71,765	—	85%	13%	—	Q2 2015	Q4 2015
	Azure (at Mission Bay)	San Francisco, CA	273	189,090	146,609	146,609	—	75%	—	—	Q3 2015	Q4 2016
	Junction 47 (formerly West Seattle)	Seattle, WA	206	67,112	44,514	44,514	—	62%	—	—	Q4 2015	Q3 2016
	Tallman	Seattle, WA	303	84,277	55,794	55,794	—	62%	—	—	Q4 2015	Q2 2017
	Village at Howard Hughes	Los Angeles, CA	545	193,231	86,642	86,642	—	26%	—	—	Q2 2016	Q2 2017
	Potrero	San Francisco, CA	453	224,474	72,354	72,354	—	14%	—	—	Q2 2016	Q3 2017
	Millikan	Irvine, CA	344	102,331	41,367	41,367	—	13%	—	—	Q2 2016	Q3 2017
	Tasman	San Jose, CA	554	214,923	119,554	119,554	—	46%	—	—	Q2 2016	Q2 2018
	340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	106,972	106,972	—	24%	—	—	Q3 2016	Q1 2018
	One Henry Adams	San Francisco, CA	241	164,434	39,923	39,923	—	1%	—	—	Q4 2016	Q4 2017
	Cascade	Seattle, WA	483	158,494	34,543	34,543	—	1%	—	—	Q2 2017	Q1 2019
	2nd & Pine (4)	Seattle, WA	398	214,742	40,122	40,122	—	4%	—	—	Q3 2017	Q2 2019
	Projects Under Development - Wholly Owned		4,648	2,153,991	1,003,192	1,003,192	—

	Projects Under Development - Partially Owned:
	Prism at Park Avenue South (5)	New York, NY	269	251,961	226,959	226,959	—	91%	5%	3%	Q2 2015	Q1 2016
	Projects Under Development - Partially Owned		269	251,961	226,959	226,959	—

	Projects Under Development		4,917	2,405,952	1,230,151	1,230,151	—

	Completed Not Stabilized - Wholly Owned (6):
	Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	89,611	—	—		98%	97%	Completed	Q1 2015
	1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	112,072	111,433	—	—		97%	96%	Completed	Q1 2015
	Park Aire (formerly Enclave at Wellington)	Wellington, FL	268	49,000	48,917	—	—		95%	93%	Completed	Q1 2015
	Urbana (formerly Market Street Landing)	Seattle, WA	287	88,774	86,789	—	—		90%	86%	Completed	Q2 2015
	Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	127,292	124,606	—	—		68%	67%	Completed	Q2 2015
	Projects Completed Not Stabilized - Wholly Owned		1,447	470,058	461,356	—	—

	Projects Completed Not Stabilized		1,447	470,058	461,356	—	—

	Completed and Stabilized During the Quarter - Wholly Owned:
	Elevé (7)	Glendale, CA	208	70,500	70,500	—	—		99%	96%	Completed	Stabilized
	Reserve at Town Center III	Mill Creek, WA	95	21,280	21,264	—	—		95%	94%	Completed	Stabilized
	Projects Completed and Stabilized During the Quarter - Wholly Owned		303	91,780	91,764	—	—

	Projects Completed and Stabilized During the Quarter		303	91,780	91,764	—	—

	Total Consolidated Projects		6,667	$2,967,790	$1,783,271	$1,230,151	$—

	Land Held for Development		N/A	N/A	$184,556	$184,556	$—
								Total Capital Cost (1)	Q4 2014 NOI
	NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
	Projects Under Development							$2,405,952	$(73)
	Completed Not Stabilized							470,058	5,871
	Completed and Stabilized During the Quarter							91,780	1,128
	Total Consolidated Development NOI Contribution							$2,967,790	$6,926

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	170 Amsterdam – The land under this project is subject to a long term ground lease.
(3)
Parc on Powell – During the fourth quarter of 2014, the Company acquired its partner's 95% interest in this unconsolidated development project which was valued at $87.5 million.  In conjunction with the buyout, the outstanding construction loan of $27.2 million was paid off. The project is now wholly-owned.

(4)
2nd & Pine – Includes an adjacent land parcel on which certain improvements including a portion of a parking structure will be constructed as part of the development of this project. The Company may eventually construct an additional apartment tower on this site or sell a portion of the garage and the related air rights.

(5)
Prism at Park Avenue South – The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40.The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $113.8 million for their allocated share of the project.

(6)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(7)	Elevé – The Company acquired this project during the second quarter of 2014, prior to stabilization, and has completed lease-up activities.

4th Quarter 2014 Earnings Release	21

Equity Residential
Unconsolidated Development and Lease-Up Projects as of December 31, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Completed Not Stabilized - Unconsolidated (2):
Domain (3)	San Jose, CA	20.0%	444	$155,820	$155,274	$—	$96,793		93%	91%	Completed	Q1 2015
Projects Completed Not Stabilized - Unconsolidated			444	155,820	155,274	—	96,793

Projects Completed Not Stabilized			444	155,820	155,274	—	96,793

Total Unconsolidated Projects			444	$155,820	$155,274	$—	$96,793

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)				Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(3)
Domain – This development project is owned 20% by the Company and 80% by an institutional partner in an unconsolidated joint venture. Total project cost is approximately $155.8 million and construction was predominantly funded with a long-term, non-recourse secured loan from the partner. The Company was responsible for constructing the project and had given certain construction cost overrun guarantees but currently has no further funding obligations. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

4th Quarter 2014 Earnings Release	22

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Year Ended December 31, 2014
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	97,911	$100,496	$1,026	$87,745	$896	$188,241	$1,922	$85,045	$869	$93,988	$960	$179,033	$1,829	(9)	$367,274	$3,751

Non-Same Store Properties (7)	5,000	2,714	694	1,961	501	4,675	1,195	236	60	5,513	1,410	5,749	1,470		10,424	2,665

Other (8)	—	2,247		1,933		4,180		920		255		1,175			5,355

Total	102,911	$105,457		$91,639		$197,096		$86,201		$99,756		$185,957			$383,053

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units and 5,033 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $51.4 million spent in 2014 on apartment unit renovations/rehabs (primarily kitchens and baths) on 6,111 same store apartment units (equating to approximately $8,400 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2015, the Company expects to spend approximately $60.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $9,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)
Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2013, less properties subsequently sold. Also includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2013 and 2014, plus any properties in lease-up and not stabilized as of January 1, 2013, but excludes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. Per apartment unit amounts are based on a weighted average of 3,911 apartment units.

(8)		Other - Primarily includes expenditures for properties sold.

(9)
For 2015, the Company estimates that it will spend approximately $1,850 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

4th Quarter 2014 Earnings Release	23

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Year Ended December 31,		Quarter Ended December 31,
	2014	2013	2014	2013

REVENUES
Rental income	$1,309	$121,942	$91	$2,751

Total revenues	1,309	121,942	91	2,751

EXPENSES (1)
Property and maintenance	(141)	36,792	(16)	1,221
Real estate taxes and insurance	267	11,903	121	301
Property management	—	1	—	—
Depreciation	—	34,380	—	516
General and administrative	89	85	30	8

Total expenses	215	83,161	135	2,046

Discontinued operating income (loss)	1,094	38,781	(44)	705

Interest and other income	317	217	165	61
Other expenses	—	(3)	—	—
Interest (2):
Expense incurred, net	—	(1,296)	—	(20)
Amortization of deferred financing costs	—	(228)	—	—
Income and other tax (expense) benefit	(8)	(449)	5	55

Discontinued operations	1,403	37,022	126	801
Net gain (loss) on sales of discontinued operations	179	2,036,505	(44)	45,928

Discontinued operations, net	$1,582	$2,073,527	$82	$46,729

Note: The amounts included in discontinued operations for the year and quarter ended December 31, 2014 represent trailing activity for properties sold in 2013 and prior years.

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.

4th Quarter 2014 Earnings Release	24

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2014				2013
	December 31, 2014	September 30, 2014	Q4	Q3	Q2	Q1	Q4
Net income	$658,683	$547,512	$227,041	$231,190	$117,720	$82,732	$115,870
Interest expense incurred, net (includes discontinued operations)	457,191	496,646	109,967	118,251	115,924	113,049	149,422
Amortization of deferred financing costs (includes discontinued operations)	11,088	15,115	2,534	2,628	3,134	2,792	6,561
Depreciation (includes discontinued operations)	758,861	749,028	193,089	190,469	190,136	185,167	183,256
Income and other tax expense (benefit) (includes discontinued operations)	1,402	948	243	260	648	251	(211)
Archstone direct acquisition costs (other expenses)	(1)	122	—	6	23	(30)	123
Property acquisition costs (other expenses)	355	388	77	135	94	49	110
Write-off of pursuit costs (other expenses)	3,607	3,282	1,540	575	1,040	452	1,215
Loss (income) from investments in unconsolidated entities	7,952	10,608	(2,249)	1,176	7,616	1,409	407
Net (gain) loss on sales of land parcels	(5,277)	(1,894)	(3,431)	(1,052)	(824)	30	(48)
(Gain) on sale of investment securities (interest and other income)	(57)	(3,430)	—	—	(36)	(21)	(3,373)
Write-off of unamortized retail lease intangibles (rental income)	(147)	(2,293)	—	—	(147)	—	(2,146)
Forfeited deposits (interest and other income)	(150)	—	(150)	—	—	—	—
Insurance/litigation settlement or reserve income (interest and other income)	(2,793)	(2,761)	(32)	(419)	(1,879)	(463)	—
Insurance/litigation settlement or reserve expense (other expenses)	4,099	4,349	—	4,000	99	—	250
Other (interest and other income)	(750)	—	(750)	—	—	—	—
Net (gain) loss on sales of discontinued operations	(179)	(46,151)	44	1	(153)	(71)	(45,928)
Net (gain) on sales of real estate properties	(212,685)	(128,544)	(84,141)	(113,641)	(14,903)	—	—
Normalized EBITDA (1)	$1,681,199	$1,642,925	$443,782	$433,579	$418,492	$385,346	$405,508

Balance Sheet Items:	December 31, 2014	September 30, 2014
Total debt (1)	$10,844,861	$10,957,606
Cash and cash equivalents	(40,080)	(31,478)
Mortgage principal reserves/sinking funds	(41,567)	(39,425)
Net debt (1)	$10,763,214	$10,886,703

(1) Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

4th Quarter 2014 Earnings Release	25

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q4 2014
	to Actual Q4 2014

	Amounts	Per Share
Guidance Q4 2014 Normalized FFO - Diluted (2) (3)	$311,882	$0.824
Property NOI	12,715	0.034
Other	1,110	0.002

Actual Q4 2014 Normalized FFO - Diluted (2) (3)	$325,707	$0.860
_________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Year Ended December 31,			Quarter Ended December 31,
	2014	2013	Variance	2014	2013	Variance
Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone direct acquisition costs (other expenses) (A)	(1)	19,864	(19,865)	—	123	(123)
Archstone indirect costs (loss (income) from investments in unconsolidated entities) (B)	4,287	54,004	(49,717)	(2,083)	(777)	(1,306)
Property acquisition costs (other expenses)	355	313	42	77	110	(33)
Write-off of pursuit costs (other expenses)	3,607	5,184	(1,577)	1,540	1,215	325
Property acquisition costs and write-off of pursuit costs	8,248	79,365	(71,117)	(466)	671	(1,137)

Prepayment premiums/penalties (interest expense)	250	222,415	(222,165)	250	150,972	(150,722)
Write-off of unamortized deferred financing costs (interest expense)	614	9,853	(9,239)	10	5,727	(5,717)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(1,883)	(110,538)	108,655	(1,883)	(113,789)	111,906
(Gain) due to ineffectiveness of forward starting swaps (interest expense)	(91)	—	(91)	—	—	—
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	(1,110)	121,730	(122,840)	(1,623)	42,910	(44,533)

Net (gain) on sales of land parcels	(5,277)	(12,227)	6,950	(3,431)	(48)	(3,383)
Net loss on sales of unconsolidated entities – non-operating assets	3,468	—	3,468	3,468	—	3,468
Net incremental (gain) on sales of condominium units	—	(8)	8	—	(1)	1
(Gain) on sale of Equity Corporate Housing (ECH)	—	(1,470)	1,470	—	(761)	761
(Gain) on sale of investment securities (interest and other income)	(57)	(4,203)	4,146	—	(3,373)	3,373
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(1,866)	(17,908)	16,042	37	(4,183)	4,220

Write-off of unamortized retail lease intangibles (rental income)	(147)	(2,146)	1,999	—	(2,146)	2,146
Forfeited deposits (interest and other income)	(150)	—	(150)	(150)	—	(150)
Insurance/litigation settlement or reserve income (interest and other income)	(2,793)	—	(2,793)	(32)	—	(32)
Insurance/litigation settlement or reserve expense (other expenses)	4,099	3,611	488	—	250	(250)
Other (interest and other income)	(750)	—	(750)	(750)	—	(750)
Other miscellaneous non-comparable items	259	1,465	(1,206)	(932)	(1,896)	964

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$5,531	$184,652	$(179,121)	$(2,984)	$37,502	$(40,486)

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.

(B) Archstone indirect costs primarily includes the Company's 60% share of items such as severance and retention obligations, office leases and German operations/sales that were incurred indirectly through the Company's interest in unconsolidated joint ventures with AvalonBay.

Note: See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

4th Quarter 2014 Earnings Release	26

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 28 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2015 Normalized FFO Guidance (per share diluted)

	Q1 2015	2015

Expected Normalized FFO (2) (3)	$0.77 to $0.81	$3.35 to $3.45

2015 Same Store Assumptions

Physical occupancy		95.8%
Revenue change		3.75% to 4.5%
Expense change		2.5% to 3.5%
NOI change		4.0% to 5.5%

(Note: Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2015 Transaction Assumptions

Consolidated rental acquisitions		$500.0 million
Consolidated rental dispositions		$500.0 million
Capitalization rate spread		100 basis points

2015 Debt Assumptions

Weighted average debt outstanding		$10.8 billion to $11.1 billion
Weighted average interest rate (reduced for capitalized interest)		4.10%
Interest expense, net		$442.8 million to $455.1 million

2015 Other Guidance Assumptions

General and administrative expense (see Note below)		$51.0 million to $53.0 million
Interest and other income		$0.5 million
Income and other tax expense		$1.0 million to $1.5 million
Debt offerings		$950.0 million
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		380.6 million

Note: Normalized FFO guidance excludes a duplicative charge of approximately $11.0 million, of which $9.7 million will be recorded to general and administrative expense and $1.3 million will be recorded to property management expense, related to the Company's revised executive compensation program.

4th Quarter 2014 Earnings Release	27

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 26 and 27
			Expected Q1 2015 Per Share	Expected 2015 Per Share
	Expected Q4 2014
	Amounts	Per Share

Expected Earnings - Diluted (5)	$220,095	$0.582	$0.70 to $0.74	$1.86 to $1.96
Add: Expected depreciation expense	192,181	0.508	0.51	2.12
Less: Expected net gain on sales (5)	(101,557)	(0.269)	(0.41)	(0.64)

Expected FFO - Diluted (1) (3)	310,719	0.821	0.80 to 0.84	3.34 to 3.44

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	1,163	0.003	(0.04)	(0.02)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	—	—	—	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	—	—	—	—
Other miscellaneous non-comparable items	—	—	0.01	0.03

Expected Normalized FFO - Diluted (2) (3)	$311,882	$0.824	$0.77 to $0.81	$3.35 to $3.45

Definitions and Footnotes for Pages 6, 26 and 27

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the 2014 and the Fourth Quarter 2014 Same Store Properties:

	Year Ended December 31,		Quarter Ended December 31,
	2014	2013	2014	2013

Operating income	$921,375	$512,322	$250,532	$223,677
Adjustments:
Archstone pre-ownership operating results	—	55,694	—	—
Non-same store operating results	(81,940)	(47,445)	(23,615)	(17,449)
Fee and asset management revenue	(9,437)	(9,698)	(1,841)	(2,299)
Fee and asset management expense	5,429	6,460	1,136	1,721
Depreciation	758,861	978,973	193,089	182,740
General and administrative	50,948	62,179	9,652	15,162

Same store NOI	$1,645,236	$1,558,485	$428,953	$403,552

4th Quarter 2014 Earnings Release	28